SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report:  July 24, 1996


                            THE SEAGRAM COMPANY LTD.

             (Exact name of registrant as specified in its charter)


            Canada                      1-2275                    None

       (State or other                (Commission         (IRS employer
         jurisdiction                file number)         identification no.)
      of incorporation)


               1430 Peel Street, Montreal, Quebec, Canada  H3A 1S9

              (Address of principal executive offices)  (Zip Code)



               Registrant's telephone number, including area code:

                                 (514) 849-5271



                               Page 1 of 13 Pages
                         Exhibit Index Appears on Page 4

Item 5.        Other Events.

On July 24, 1996, The Seagram Company Ltd. (the "Corporation") announced that E.I. du Pont de Nemours and Company ("DuPont") had repurchased the warrants to purchase 156 million shares of DuPont common stock owned by a subsidiary of the Corporation for $500 million in cash. The subsidiary had received the warrants in April 1995 when DuPont redeemed 95% of the DuPont common stock owned by the Corporation in a transaction valued at $8.8 billion. The Corporation continues to retain 8.2 million DuPont shares. Net proceeds after tax will be $479 million and will be used for general corporate purposes, including repayment of debt. Reference is made to the press release filed as Exhibit 99 hereto.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

     (c) Exhibits

          (10) Warrant Repurchase Agreement dated July 24, 1996 among The Seagram Company Ltd., JES Developments, Inc. and E.I. du Pont de Nemours and Company.

          (99) Press Release.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             THE SEAGRAM COMPANY LTD.
                                             (Registrant)



                 Date:  July 25, 1996        By:  /s/ Daniel R. Paladino
                                                  Daniel R. Paladino
                                                  Vice President -- Legal and
                                                  Environmental Affairs

                                  EXHIBIT INDEX

  Exhibit                                                  Sequentially
  Number                 Description of Exhibit           Numbered Page

  (10)    Warrant Repurchase Agreement dated July 24,             5
          1996 among The Seagram Company Ltd., JES
          Developments, Inc. and E.I. du Pont de Nemours and Company.

  (99)    Press Release.                                          11